We hereby consent to the reference to our firm under the caption
"Legal Matters" as counsel to Freeport-McMoRan Resource Partners, Limited Partnership contained in the propspectus, as amended and supplemented from time to time, forming a part of the Registration Statement on Form S-3 (Registration No. 33-37441). In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission thereunder.

                                    JONES, WALKER, WAECHTER, POITEVENT
                                          CARRERE & DENEGRE, L.L.P.

                                    Dated:  February 13, 1996